EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
QuickLogic Corporation
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-190277, 333-161501, 333-126528, 333-208060, 333-88706 and 333-215030) and Form S-8 (Nos. 333-159498, 333-123515, 333-76022, 333-34898, 333-34900, 333-34902 and 333-208060) of QuickLogic Corporation of our report dated March 18, 2016, relating to the consolidated financial statements and financial statement schedule, as of January 3, 2016 and for the years ended January 3, 2016 and December 28, 2014, which appears in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
March 9, 2017